UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2012

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On April 19, 2012, PPL Electric Utilities Corporation (“PPL Electric”) gave notice to Wells Fargo Bank, N.A., as Depositary, of PPL Electric’s election to redeem in full, on June 18, 2012 (the “Redemption Date”), all 2,500,000 of its issued and outstanding shares of Preference Stock, Series 6.25% (“Preference Stock”) at the redemption price of $100 per share.  There are not now, nor will there be on the Redemption Date, any accrued and unpaid dividends on the Preference Stock.  The redemption of the Preference Stock will also result in the redemption of all 10,000,000 of PPL Electric’s Depositary Shares, each representing a one-fourth interest in a share of the Preference Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Chief Accounting Officer

Dated:  April 19, 2012